Exhibit 99.1

CONTACTS:
Angus Morrison
Sr. VP & Chief Financial Officer
(770) 822-4295

FOR IMMEDIATE RELEASE
June 18, 2003

NATIONAL VISION REPORTS FIRST QUARTER RESULTS
FOR THE PERIOD ENDED MARCH 29, 2003

LAWRENCEVILLE, GEORGIA - National Vision, Inc., a national retail optical company, today announced results for the first quarter ended March 29, 2003.

For the quarter, the Company recorded net sales of $62.6 million and gross profit of $34.4 million, versus net sales of $59.7 million and gross profit of $33.6 million, recorded in the comparable period last year from the Company’s continuing operations. Sales from domestic stores that are part of continuing operations increased 2.5% from levels recorded in the comparable period last year. Earnings before interest, taxes, depreciation, and amortization (EBITDA) in the current period were $5.9 million, versus EBITDA of $7.1 million achieved in the comparable period last year.  The Company recorded a net loss of $2.0 million in the current period versus a $1.4 million net loss in the comparable period last year.  The current period includes a net loss of $121,000 from discontinued operations and a net loss of $564,000 relating to a cumulative effect of a change in accounting principle.

At the end of the first quarter, the Company operated 504 vision centers, versus 516 vision centers at the end of the first quarter a year ago. Of the Company’s vision centers open and operating at March 29, 2003, 386 are in domestic Wal-Mart stores, 37 are in Wal-Mart de Mexico stores, 58 are located in Fred Meyer stores, and 23 are in military bases throughout the United States.

The Company made significant cash payments during the first quarter, including a principal repayment, a semi-annual interest payment and the final 2002 rent reconciliation payment to Wal-Mart.  These payments were funded from current cash balances, and borrowings of $1.0 million on the Company’s credit facility.  After making these payments, cash balances at quarter end were $3.1 million versus a 2002 year-end cash balance of $9.0 million

Letter from The American Stock Exchange

The Company had previously disclosed that it had received a letter from The American Stock Exchange (“AMEX”) stating that if the Company did not become current with its filings by June 18, 2003, the exchange may seek to delist or halt trading in its securities.  With the filing today of the Form 10-Q for the first quarter of 2003, the Company is now current in its SEC filings.

National Vision, Inc.
June 18, 2003

Letter from Trustee

The Company had previously disclosed that it had received a letter from the trustee under the indenture governing its senior notes, stating that the Company was in default for failing to timely file its Form 10-K for fiscal 2002, and that the Company had 30 days to cure the alleged default.  The Company announced that it had received a letter from the trustee, revoking the previous letter.  In addition, the filing on June 4, 2003 of the Form 10-K took place within the 30-day cure period.

The general public can access the Company’s 10-Q for the period ended March 29, 2003 and the Company’s 10-K financial reports and press releases via the Company’s web site at www.nationalvision.com.  Additionally, the general public can access all of the Company’s public documents filed with the Securities and Exchange Commission (“SEC”) via their web site at www.sec.gov.  The Company’s common stock and senior notes are listed on the American Stock Exchange.  The common stock of the Company trades under the symbol “NVI” and the senior notes trade under the symbol “NVI.A”.

- FINANCIAL TABLES TO FOLLOW -

This release includes statements concerning the Company's plans, beliefs and expectations for future periods.  These “forward-looking statements” may be identified by the use of words such as “intends,” “contemplates,” “believes,” “anticipates,” “expects,” “should,” “could,” “would” and words of similar import.  These forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from the expectations expressed or implied in such statements.  With respect to such forward-looking statements and others that may be made by, or on behalf of, the Company, the factors described as "Risk Factors" in the Company's Reports previously filed with the SEC, could materially affect the Company's actual results.

These risks and uncertainties include, among others, impaired relationships with the Company’s vendors or customers as a result of the Company’s recent emergence from bankruptcy, the Company’s high leverage and its potential inability to repay its debt, an adverse change in the Company’s relationship with Wal*Mart, changes in economic conditions (including an increase in interest rates), financial markets or customer demand, the level of competition in the retail eyecare industry, federal and state regulation of the healthcare and insurance industries (particularly in California), the Company's financial condition and other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are based upon management's present expectations and the information available at this time. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other factors.

National Vision, Inc.
Condensed Consolidated Statement of Operations and Reconciliation of Net Earnings to EBITDA
(in thousands)

	Three Months Ended
	March 29, 2003	March 30, 2002
	(unaudited)	(unaudited)

Total net sales	$62,598	$59,657
Total cost of goods sold	28,163	26,022
Total gross profit	34,435	33,635
Selling, general and administrative expense	32,493	31,940
Operating income	1,942	1,695
Interest expense, net	3,305	3,580
Income taxes	--	--
Income / (loss) from discontinued operations	(121)	465
Cumulative effect of a change in accounting principle	(564)	--
Net earnings / (loss)	$(2,048)	$(1,420)

Addback:
Interest expense, net	$3,305	$3,580
Income taxes	--	--
Cumulative effect of a change in accounting principle	564	--
Depreciation and amortization expense	4,086	4,953

EBITDA (a)	$5,907	$7,113

Capital expenditures	$823	$796

National Vision, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 29, 2003	December 28, 2002
	(unaudited)

ASSETS:
Cash	$3,051	$9,020
Accounts receivable, net	3,006	2,164
Inventories	21,980	17,928
Other current assets	791	979
Current deferred income tax asset	262	975
Net property and equipment	16,541	17,992
Other assets and deferred costs, net	922	1,004
Intangible value of contractual rights, net (b)	99,114	100,960
	$145,667	$151,022

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$8,789	$3,445
Accrued expenses and other current liabilities	18,063	24,067
Current portion of long-term debt	953	3,824
Revolving line of credit	1,003	--
Deferred income tax liability	262	975
Senior subordinated notes	105,882	105,882
Total shareholders' equity	10,715	12,829
	$145,667	$151,022

(a)	EBITDA is calculated as net earnings before interest, taxes, depreciation and amortization, extraordinary items, cumulative effect of a change in accounting principle, and reorganization items as defined in the terms of our Senior Subordinated Debt agreement. We refer to EBITDA because:
--  it is the basis for the calculation of the excess cash flow principal repayment under our senior notes; and
--  it is a widely accepted financial indicator of a company's ability to service or incur indebtedness.
EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered an alternative to net income or to cash flow from operatsions (as determined in accordance with GAAP) and should not be considered an indication of our operating performance or as a measure of liquidity.  EBITDA is not necessarily comparable to similarly titled measures for other companies.

(b)	Intangible value of contractual rights was established upon emergence from bankruptcy. This amount will be amortized on a straight-line basis over a 15-year period.

National Vision, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share information)
(unaudited)

	Three Months Ended
	March 29, 2003	March 30, 2002
Retail sales, net	$61,232	$59,657
Premium revenue	1,366	--

Total net sales	62,598	59,657
Cost of goods sold	28,163	26,022

Total gross profit	34,435	33,635
Selling, general and administrative expense	32,493	31,940

Operating income	1,942	1,695
Interest expense, net	3,305	3,580

Loss from continuing operations before income taxes	(1,363)	(1,885)
Income tax expense	--	--

Loss from continuing operations	(1,363)	(1,885)

Discontinued operations:
Operating income / (loss) from discontinued operations	(75)	465
Loss on disposal	(46)	--
Income / (loss) from discontinued operations, net of income taxes	(121)	465

Loss before cumulative effect of a change in accounting principle	(1,484)	(1,420)
Cumulative effect of a change in accounting principle	(564)	--
Net loss	$(2,048)	$(1,420)

Basic net loss per share:	$(0.41)	$(0.28)

Diluted net loss per share:	$(0.41)	$(0.28)